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                                  EXHIBIT 5.1

                   OPINION REGARDING LEGALITY OF SECURITIES
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               [LETTERHEAD OF HOLLAND & KNIGHT LLP APPEARS HERE]

November 17, 1999

Wells Real Estate Investment Trust, Inc.
3885 Holcomb Bridge Road
Norcross, Georgia 30092

Ladies and Gentlemen:

          We have acted as counsel to Wells Real Estate Investment Trust, Inc. (the "Company"), a Maryland corporation, in connection with the public offering and sale (the "Offering") of up to 23,000,000 shares of common stock, par value $0.01 per share. The Shares are being registered with the Securities and Exchange Commission (the "Commission") under a Registration Statement on Form S-11 filed with the Commission on July 28, 1999 (as amended, the "Registration Statement"). We are familiar with the documents and materials relating to the Company relevant to this opinion.

     In rendering our opinion, we have examined the following:

     (i) the Company's Amended and Restated Articles of Incorporation, as duly filed with the Department of Assessments and Taxation of the State of Maryland on January 30, 1998;

     (ii)   the Company's Bylaws, as amended to date;

     (iii) the Registration Statement, including the prospectus contained therein as part of the Registration Statement; and

     (iv) originals (or copies identified to our satisfaction) of such other documents and records of the Company, together with certificates of public officials and officers of the Company, and such other documents, certificates, records and papers as we have deemed necessary or appropriate for purposes of this opinion.

     With respect to all of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of originals of all documents submitted to us as certified or reproduced copies.

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Wells Real Estate Investment Trust, Inc.
November 17, 1999
Page 2

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     Assuming the foregoing, based on our review of the relevant documents and materials, and without further investigation, it is our opinion that:

     (a) The Company has been duly organized and is validly existing and in good standing under the laws of the State of Maryland; and

     (b) At such time as (i) the Registration Statement has become effective with the Commission pursuant to the Securities Act of 1933, as amended, (ii) the Shares have been validly and properly issued by the Company pursuant to the Offering and in the form and containing the terms described in the Registration Statement, (iii) all legally required consents, approvals and authorizations of governmental regulatory authorities have been obtained, including without limitation, an appropriate order of effectiveness of the Commission, the Shares, when sold, will be legally issued, fully paid and non-assessable.

     We hereby consent to the reference to our firm under the caption "Legal Opinions" in the Prospectus that forms a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

     We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee and it may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part, or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.


                                   Very truly yours,


                                   HOLLAND & KNIGHT LLP

                                   /s/ Holland & Knight LLP